UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 3, 2011

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 3, 2011, Neoprobe Corporation (the “Company”) entered into an agreement with Eric K. Rowinsky, M.D., a member of the Company's board of directors, pursuant to which Dr. Rowinsky will provide the Company with consulting services during the period from August 3, 2011, through July 31, 2012 (the “Consulting  Agreement”). The Company believes that Dr. Rowinsky’s assistance, especially in evaluating new product opportunities, will be instrumental in the expansion of the Company’s product pipeline over the comings months.  Either of the Company or Dr. Rowinsky may terminate the Consulting Agreement with thirty (30) business days’ prior written notice to the other.  Early termination of the Consulting Agreement by the Company will not relieve the Company of any liability for payment of fees that accrued prior to the date of termination.  Dr. Rowinsky will perform the following duties pursuant to the terms of the Consulting Agreement: (1) providing assistance with medical and clinical development initiatives, and providing strategic support to business development objectives focusing on new product assessments for in-licensing, merger and acquisition prospects, and territory deals pertaining to existing products; (2) providing clinical development support with a particular focus on the development of the Company's Lymphoseek and RIGS products and new products; (3) providing assistance with the formation of the Company's Scientific/Medical Advisory Board and ad hoc medical advisory groups; and (4) providing assistance with investor relations, road shows, presentations and financing activities.

The Consulting Agreement provides for Dr. Rowinsky to receive $15,000 per month for providing the consulting services. Pursuant to the terms of the Consulting Agreement, Dr. Rowinsky will also receive: (1) 60,000 restricted shares of the Company's common stock, 30,000 of which will vest on the Company's completion of a transaction for a new pipeline technology, and the remaining 30,000 of which will vest upon the start of a new clinical trial or the filing of a new regulatory document (i.e., an investigational new drug application or clinical protocol) by the Company; and (2) 60,000 options to purchase common stock of the Company which will vest at the rate of one fourth on each of October 31, 2011, January 31, 2012, April 30, 2012 and July 31, 2012.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number                                                                Exhibit Description

10.1	Consulting Services Agreement, dated August 3, 2011, between Neoprobe Corporation and Eric K. Rowinsky, M.D.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: August 4, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer